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                                                                  EXHIBIT 10.95


          Amendments to the Henry Schein, Inc. 1994 Stock Option Plan


     At the July 15, 1997 Annual Meeting of Stockholders of Henry Schein, Inc., the stockholders amended the Henry Schein, Inc. 1994 Stock Option Plan (the "Plan") as follows:

     1. The first sentence of Section 5(b) of the Plan was amended to read in its entirety as follows:

          Subject to adjustment as provided in this Section 5, the maximum aggregate number of Shares that may be issued under the Plan shall be 2,279,635 shares of Common Stock of which a maximum of 237,897 of such Shares shall be covered by Class A Options and the balance of such Shares shall be covered by Class B Options.


     2. The first sentence of Section 5(c) of the Plan was amended to read in its entirety as follows:

          The Maximum number of Shares subject to any Option which may be granted under this Plan to each Participant on or after the HSI Public Offering shall not exceed 100,000 Shares (subject to any adjustment pursuant to Section 5(d)) during each fiscal year of HSI during the entire term of the Plan.